                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[X]   Preliminary proxy statement                    [ ] Confidential, For Use
                                                         of the Commission Only
                                                         (as
                                       permitted by Rule 14a-6(e)(2))
[ ]   Definitive proxy statement
[ ]   Definitive additional materials
[ ]   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            INFORMATICA CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules
     14a-6(i)(1) and 0-11.
(1)  Title of each class of securities to which transaction
     applies:
     ------------------------------------------------------------
(2)  Aggregate number of securities to which transactions
     applies:
     ------------------------------------------------------------
(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     ------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction.
     ------------------------------------------------------------
(5)  Total fee paid:
     ------------------------------------------------------------
     [ ] Fee paid previously with preliminary materials:
     ------------------------------------------------------------
     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the
     form or schedule and the date of its filing.
(1)  Amount previously paid:
     ------------------------------------------------------------
(2)  Form, Schedule or Registration Statement No.:
     ------------------------------------------------------------
(3)  Filing Party:
     ------------------------------------------------------------
(4)  Date Filed:
     ------------------------------------------------------------

                            INFORMATICA CORPORATION
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 25, 2000

To the Stockholders of Informatica Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Informatica Corporation, a Delaware corporation (the "Company"), will be held at the Company's corporate offices located at 3350 W. Bayshore Boulevard, Palo Alto, California 94303, at 3:00 p.m., Pacific Time, on May 25, 2000, for the following purposes:

          1. ELECTION OF DIRECTORS. To elect one Class I director for a term ending in 2001, two Class II directors for terms ending in 2002, and two Class III directors for terms ending in 2003 or until their successors are elected and qualified.

          2. APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue from 100,000,000 shares to 200,000,000 shares.

          3. RATIFICATION AND APPROVAL OF THE APPOINTMENT OF INDEPENDENT AUDITORS. To ratify and approve the appointment of Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending December 31, 2000.

          4. OTHER BUSINESS. To transact such other business as may properly come before the Annual Meeting of Stockholders and any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement which is attached hereto and made a part hereof.

     The Board of Directors has fixed the close of business on March 16, 2000 as the record date for determining the stockholders entitled to notice of and to vote at the 2000 Annual Meeting of Stockholders and any adjournment or postponement thereof.

                                          By Order of the Board of Directors,

                                          Gaurav S. Dhillon
                                          Chief Executive Officer, Secretary and
                                          Director
Palo Alto, California
March   , 2000

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                            INFORMATICA CORPORATION
                           3350 W. BAYSHORE BOULEVARD
                          PALO ALTO, CALIFORNIA 94303
                            ------------------------

                                PROXY STATEMENT

GENERAL INFORMATION

     This Proxy Statement is furnished to the stockholders of Informatica Corporation, a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board" or "Board of Directors") of proxies in the accompanying form for use in voting at the 2000 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on May 25, 2000 at the Company's corporate offices located at 3350 W. Bayshore Boulevard, Palo Alto, California 94303, at 3:00 p.m., Pacific Time, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting. Unless otherwise indicated, all Common Stock numbers in this Proxy Statement have been adjusted to reflect the effect of the one-for-one stock dividend declared by the Company payable March 6, 2000.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of Gaurav S. Dhillon, the Company's Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

SOLICITATION AND VOTING PROCEDURES

     This Proxy Statement and the accompany proxy were first sent by mail to
stockholders on or about March   , 2000. The solicitation of proxies will be
conducted by mail, and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, by telephone or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with such solicitation.

     The close of business on March 16, 2000 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had approximately 33,073,001 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters.

     A majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. For the election of directors, the candidates receiving the greatest number of affirmative votes are elected, provided a quorum is present and voting. The affirmative vote of a majority of the outstanding shares of the Company's Common Stock present in person or represented by proxy at the Annual Meeting shall be required to approve Proposal No. 3 being submitted to the stockholders for their consideration. Proposal No. 2 will require the affirmative vote of a majority of the shares of the Company's outstanding Common Stock.

     Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker "non-vote" are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting. However, broker "non-votes" are not deemed to be "votes entitled to vote." As a result, broker "non-votes" are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes entitled to vote and, therefore, do not have the effect of votes in opposition in such tabulations. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Because abstentions will be included in tabulations of the votes entitled to vote for purposes of determining whether a proposal has been approved, abstentions have the same effect as negative votes. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be entitled to vote for purposes of determining whether stockholder approval of a matter has been obtained and effectively count as votes against Proposal No. 2. However, with respect to Proposal No. 3 requiring the affirmative vote of a majority of the shares present and entitled to vote, broker non-votes shall have no effect.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     In connection with Company's initial public offering of its Common Stock in April 1999, the Company's Amended and Restated Certificate of Incorporation was amended to provide that the Board of Directors, currently set a six directors, will be divided into three classes of directors with each class serving a staggered three-year term. Effective June 15, 1999, Arnold N. Silverman resigned as a member of the Board and will not seek re-election. There will be one vacancy on the Board. The Board of Directors has nominated the following five individuals to serve as directors until the term of each director class has expired and their respective successors are elected: David W. Pidwell and Gaurav
S. Dhillon as Class III directors for three year terms expiring in 2003, A. Brooke Seawell and Diaz H. Nesamoney as Class II directors for two year terms expiring in 2002, and Vincent R. Worms as a Class I director for a one year term expiring in 2001. Each of the nominees has consented, if elected as a director of the Company, to serve until his term expires. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as a director, if elected. Each of the five nominees for director who receives the greatest number of votes will be elected.

     Set forth below are the names, ages and certain biographical information relating to the director nominees.

                                                                                                DIRECTOR
           NAME OF NOMINEE             CLASS    AGE            POSITION WITH COMPANY             SINCE
           ---------------             -----    ---            ---------------------            --------
Gaurav S. Dhillon....................  III      34     Chief Executive Officer, Secretary         1993
                                                       and Director
Diaz H. Nesamoney....................   II      35     Chief Operating Officer and Director       1993
David W. Pidwell(2)..................  III      52     Director                                   1997
A. Brooke Seawell(1).................   II      52     Director                                   1995
Vincent R. Worms(1)..................   I       47     Director                                   1995

---------------
(1) Member of Audit Committee

(2) Member of Compensation Committee

     MR. DHILLON is a co-founder of the Company and has been its Chief Executive Officer, Secretary and a member of the Board of Directors since the Company's inception in February 1993. Prior to co-founding the Company, Mr. Dhillon was employed by Sterling Software, a software company, from December 1991 to November 1992, where his last position was project manager. Prior to that, he was a Systems Architect with Unisys Corporation. Mr. Dhillon holds a B.S.E.E. from Punjab University, India.

     MR. NESAMONEY is a co-founder of the Company and has been a member of the Board of Directors and Chief Operating Officer since the Company's inception in February 1993. Prior to co-founding the Company, Mr. Nesamoney was employed by Unisys Corporation from May 1988 to February 1993, where his last position was Development Manager. Mr. Nesamoney holds an M.S.C.S. degree from Birla Institute of Technology & Science.

     MR. PIDWELL has been a Director of the Company since February 1996. From January 1988 to January 1996, Mr. Pidwell was president and chief executive officer of Rasna Corporation, a software company. Mr. Pidwell is currently a venture partner with Asset Management Associates and serves on the boards of directors of a number of private companies. Mr. Pidwell holds a B.S.E.E. in electrical engineering and a M.S.I.S.E. degree in computer systems engineering from Ohio University.

     MR. SEAWELL has been a Director of the Company since December 1997. From January 1997 to August 1998, Mr. Seawell was executive vice president of NetDynamics, an internet applications server company. From March 1991 to January 1997, Mr. Seawell was senior vice president and chief financial officer of Synopsys. Mr. Seawell holds a B.A. degree in Economics and an M.B.A. degree in Finance and Accounting from Stanford University . Mr. Seawell serves on the board of directors of NVIDIA Corporation, a 3D (three-dimensional) graphics processor company, and several privately held companies.

     MR. WORMS has been a Director of the Company since September 1995. From 1982 to the present, Mr. Worms has served as co-president of Partech International Capital Management, a venture capital firm that manages one of the Company's investors. Mr. Worms holds a M.S. degree in science from the Ecole Polytechnique in Paris, France and the Massachusetts Institute of Technology. Mr. Worms serves on the boards of directors of SangStat Medical Corporation and Business Objects, a software company, in addition to serving on the board of a number of private companies.

     An automated system administered by the Company's transfer agent will tabulate votes cast by proxy at the Annual Meeting and an officer of the Company will tabulate votes cast in person at the Annual Meeting.

                        THE BOARD RECOMMENDS A VOTE FOR
                   THE ELECTION OF THE NOMINEES NAMED ABOVE.

RELATIONSHIPS AMONG DIRECTORS OR EXECUTIVE OFFICERS

     There are no family relationships among any of the directors or executive officers of the Company.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     During the fiscal year ended December 31, 1999, the Board met seven times. The Board has two committees: the Audit Committee and the Compensation Committee. During the fiscal year ended December 31, 1999, no director attended fewer than 75% of all the meetings of the Board and its committees on which he served after becoming a member of the Board.

     The Audit Committee, which held two meetings in the fiscal year ended December 31, 1999, consists of Mr. Seawell and Mr. Worms. The Audit Committee is primarily responsible for approving the services performed by the Company's independent auditors, for reviewing and evaluating the Company's accounting principles and its systems of internal accounting controls, as well as other matters which may come before it or as directed by the Board.

     The Compensation Committee, which held nine meetings in the fiscal year ended December 31, 1999, consisted of Mr. Pidwell and Mr. Silverman until his resignation in June, 1999. There is currently a vacancy on the Compensation Committee which will be filled Board. The Compensation Committee reviews and approves the compensation and benefits for the Company's executive officers, administers the Company's 1999 Employee Stock Purchase Plan, 1999 Stock Incentive Plan, 1999 Non-Employee Director Stock Incentive Plan and performs such other duties as may from time to time be determined by the Board.

     The Board does not have a nominating committee or a committee performing the functions of a nominating committee. While there are no formal procedures for stockholders to recommend nominations, the

Board will consider stockholder recommendations. Such recommendations should be addressed to Gaurav S. Dhillon, the Company's Secretary at the Company's principal executive offices.

COMPENSATION OF DIRECTORS

     The Company's 1999 Non-Employee Director Plan (the "1999 Director Plan") provides for annual automatic grants of nonqualified stock options to continuing non-employee directors. Under the 1999 Director Plan, each non-employee director will receive a nonqualified stock option grant of 50,000 shares of the Company's Common Stock upon his or her initial election to the Board of Directors. On the date of each annual stockholders' meeting, each individual who is at the time continuing to serve as a non-employee director will automatically be granted an option to purchase 10,000 shares of the Company's Common Stock. All options automatically granted to non-employee directors will have an exercise price equal to 100% of the fair market value on the date of grant and become exercisable in four equal annual installments. To date, no grants have been made to non-employee directors under the 1999 Director Plan. However, following this Annual Meeting, the Company's non-employee directors will each receive an option grant of 10,000 shares as described above.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS OF MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of March 31, 2000 for (i) each person who is known by the Company to beneficially own more than 5% of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the Named Executive Officers appearing in the Summary Compensation Table below and
(iv) all directors and executive officers as a group.

                                                                SHARES BENEFICIALLY
                                                                      OWNED(1)
                                                              ------------------------
     DIRECTORS, EXECUTIVE OFFICERS AND 5% STOCKHOLDERS          NUMBER      PERCENT(2)
     -------------------------------------------------        ----------    ----------
Partech Entities............................................
  50 California Street, Ste. 3200
  San Francisco, CA 4111(3)
Putnam Investments Inc......................................
  One Post Office Square
  Boston, MA 02109
Pilgrim Baxter & Associates Ltd.............................
  825 Duportail Road
Wayne, PA 9087(4)...........................................
Vincent R. Worms(5).........................................
Diaz H. Nesamoney(6)........................................
Gaurav S. Dhillon(7)........................................
David W. Pidwell(8).........................................
A. Brook Seawell(9).........................................
All executive officers and Directors as a group (
  persons)(10)..............................................

---------------
  *  Less than 1% of the outstanding common stock

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2000 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

 (2) Percentage beneficially owned is based on                shares of Common
     Stock outstanding as of March 31, 2000.

 (3) Includes                shares held by Partech U.S. Partners III, C.V.,
                    shares held by Parvest U.S. Partners II, C.V.
                    shares held by Tradeinvest Limited,                shares
     held by Multinvest Limited, C.V.,                shares held by U.S. Growth
     Fund Partners, C.V.,                shares held by Axa U.S. Growth Fund,
     LLC,                shares held by PAR SF II, LLC,                shares
     held by Double Back Diamond II, LLC and             shares held by Partech
     International Profit Sharing Plan. Also includes             warrants
     exercisable within 60 days of March 31, 2000. Mr. Worms, one of the Company's directors, is either a general partner, managing member, attorney-in-fact or trustee of each Partech Entity. Mr. Worms disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

 (4) Based upon a Schedule 13G/A dated January 7, 2000.

 (5) Represents all of the shares and shares subject to warrants held by the Partech Entities. Mr. Worms disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

 (6) Includes                shares subject to options exercisable within 60
     days of March 31, 2000. Also includes 2,666 shares held by Mr. Nesamoney's spouse.

 (7) Includes                shares subject to options exercisable within 60
     days of March 31 2000.

 (8) Includes                shares subject to options exercisable within 60
     days of March 31, 2000. Also includes                shares held of record
     by the Pidwell Family Living Trust dated June 25, 1987, of which David Pidwell, a director of the Company, is trustee.

 (9) Includes                shares subject to options exercisable within 60
     days of March 31, 2000.

(10) Includes                shares subject to options exercisable within 60
     days of March 31, 2000.

                                 PROPOSAL NO. 2

         AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
          TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors believes the current capital structure of the Company does not provide sufficient flexibility for the potential future needs of the Company. Therefore, the Board has unanimously approved an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 100,000,000 shares to 200,000,000 (the "Amendment"). No increase in the number of shares of Preferred stock of the Company, currently 2,000,000 shares, is proposed or anticipated.

     If approved by the stockholders, the Amendment will become effective upon the filing of a Certificate of Amendment of Amended and Restated Certificate of Incorporation with the Delaware Secretary of State. The Amendment would change
Article IV of the Company's Amended and Restated Certificate of Incorporation to read in its entirety as follows:

                                   ARTICLE IV

          This Corporation is authorized to issue two classes of shares to be designated, respectively, "Common Stock" with a par value of $0.001 per share ("Common Stock"), and "Preferred Stock." with a par value of $0.001 per share ("Preferred Stock"). The total number of shares which the Corporation is authorized to issue is Two Hundred Two Million (202,000,000) shares, of which Two Hundred Million (200,000,000) shares shall be Common Stock and Two Million (2,000,000) shares shall be Preferred Stock.

          The Preferred Stock authorized by this Amended and Restated Certificate of Incorporation may be issued from time to time in one or more series. Subject to applicable protective voting rights which have been or may be granted to the Preferred Stock, the Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to fix, alter or reduce the number of shares comprising any such series (but not below the number of such shares outstanding for any such series) and the designation thereof, or any of them, and to provide for rights and terms of redemption or conversion of the shares of any such series.

PURPOSE AND EFFECT OF THE AMENDMENT

     The principal purpose of the proposed Amendment is to authorize additional shares of Common Stock which will be available in the event that the Board of Directors determines that it is necessary or appropriate, among other things, to effect future stock dividends or stock splits, to raise additional capital through the sale of securities, to acquire another company or its business or assets through the issuance of securities, or to establish a strategic relationship with a corporate partner through the exchange of securities.

     As of the Record Date, of the Company's 100,000,000 authorized shares of Common Stock, 33,073,001 shares were issued and outstanding, and 8,272,571 shares were subject to outstanding options granted pursuant to the Company's current stock option plans and stock purchase plan (together, the "Plans").

     If the proposed Amendment is adopted, the aggregate number of authorized shares of Common Stock will be increased from 100,000,000 shares to 200,000,000 shares. If the Amendment were adopted, based on the balance of authorized shares as of March 16, 2000, 58,654,428 shares would be available for future issuance by the Board of Directors without any stockholder approval, subject to the requirements of the Nasdaq Stock Market and the Delaware General Corporation Law. The Board of Directors believes that the availability of such additional shares will provide the Company with the flexibility to issue common stock for the purposes stated above without further action by the Company's stockholders. If the Amendment is not approved, the number of authorized shares will remain the same and management will have limited flexibility to do the things described above. Although the Board has no immediate plans, understandings, agreements or commitments to issue any of the additional shares of common stock, the Board in March 2000, authorized a one-for-one stock dividend and, depending on market and other business conditions, may in the future give consideration to another stock dividend or split.

     There will be no change in the voting rights, dividend rights, liquidation rights, preemptive rights or any other shareholder rights as a result of the proposed Amendment. The additional shares might be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the present holders of Common Stock.

POTENTIAL ANTI-TAKEOVER EFFECT

     The proposed Amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of the proposal. The increased number of authorized shares of Common Stock could discourage, or be used to impede, an attempt to acquire or otherwise change control of the Company. The private placement of shares of Common Stock into "friendly" hands, for example, could dilute the voting strength of a party seeking control of the Company. Furthermore, many companies have issued warrants or other rights to acquire additional shares of Common Stock to the holders of its Common Stock to discourage or defeat unsolicited share accumulation programs and acquisition proposals, which programs or proposals may be viewed by the Board of Directors as not in the best interest of the Company and its stockholders. Although the Company has no present intent to use the additional authorized shares of Common Stock for such purposes, if this Amendment is adopted, more capital stock of the Company would be available for such purposes than is currently available.

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, assuming a quorum is present, is necessary for approval of the Amendment. Therefore, abstentions and broker non-votes (which may occur if a beneficial owner of stock where shares are held in a brokerage or bank account fails to provide the broker or the bank voting instructions as to such shares) effectively count as votes against the Amendment.

                       THE BOARD OF DIRECTORS UNANIMOUSLY
                RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT.

                                 PROPOSAL NO. 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Ernst & Young LLP has served as the Company's independent auditors since the Company's inception and has been appointed by the Board to continue as the Company's independent auditors for the Company's fiscal year ending December 31, 2000. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, management will review its future selection of auditors. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF
  ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR
                           ENDING DECEMBER 31, 2000.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings.

     The Compensation Committee of the Board was formed in March 1999 and consisted of David W. Pidwell and Arnold N. Silverman until his resignation in June, 1999. There is currently a vacancy on the Compensation Committee which will be filled by the Board. Decisions concerning the compensation of the Company's executive officers are made by the Compensation Committee and reviewed by the full Board (excluding any interested director).

EXECUTIVE OFFICER COMPENSATION PROGRAMS

     The objectives of the executive officer compensation program are to attract, retain, motivate and reward key personnel who possess the necessary leadership and management skills, through competitive base salary, annual cash bonus incentives, long-term incentive compensation in the form of stock options, and various benefits, including medical and life insurance plans.

     The executive compensation policies of the Compensation Committee are intended to combine competitive levels of compensation and rewards for above average performance and to align relative compensation with the achievements of key business objectives, optimal satisfaction of customers, and maximization of stockholder value. The Compensation Committee believes that stock ownership by management is beneficial in aligning management and stockholder interests, thereby enhancing stockholder value.

     Base Salaries. Salaries for the Company's executive officers are determined primarily on the basis of the executive officer's responsibility, general salary practices of peer companies and the officer's individual qualifications and experience. The base salaries are reviewed annually and may be adjusted by the Compensation Committee in accordance with certain criteria which include individual performance, the functions performed by the executive officer, the scope of the executive officer's on-going duties, general changes in the compensation peer group in which the Company competes for executive talent, and the Company's financial performance generally. The weight given each such factor by the Compensation Committee may vary from individual to individual.

     Incentive Bonuses. The Compensation Committee believes that a cash incentive bonus plan can serve to motivate the Company's executive officers and management to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options. The bonus amounts are based upon recommendations by management and a subjective consideration of factors including such officer's level of responsibility, individual performance, contributions to the Company's success and the Company's financial performance generally.

     Stock Option Grants. Stock options may be granted to executive officers and other employees under the 1999 Stock Incentive Plan. Because of the direct relationship between the value of an option and the stock price, the Compensation Committee believes that options motivate executive officers to manage the Company in a manner that is consistent with stockholder interests. Stock option grants are intended to focus the attention of the recipient on the Company's long-term performance which the Company believes results in improved stockholder value, and to retain the services of the executive officers in a competitive job market by providing significant long-term earnings potential. To this end, stock options generally vest and become fully exercisable over a four-year period. The principal factors considered in granting stock options to executive officers of the Company are prior performance, level of responsibility, other compensation and the executive officer's ability to influence the Company's long-term growth and profitability. However, the 1999 Stock Incentive Plan does not provide any quantitative method for weighting these factors, and a decision to grant an award is primarily based upon a subjective evaluation of the past as well as future anticipated performance.

     Other Compensation Plans. The Company has adopted certain general employee benefit plans in which executive officers are permitted to participate on parity with other employees. The Company also provides a 401(k) deferred compensation plan.

     Deductibility of Compensation. Section 162(m) of the Internal Revenue Code ("IRC") disallows a deduction by the Company for compensation exceeding $1.0 million paid to certain executive officers, excluding, among other things, performance based compensation. Although, as a result of certain option exercises, compensation paid to certain executive officers has exceeded this limitation, applicable exemptions allow the deduction by the Company for such compensation. Because the compensation paid to other executive officers has not approached the limitation, the Compensation Committee has not had to use any of the available exemptions from the deduction limit with regard to such officers' compensation. The Compensation Committee remains aware the IRC Section 162(m) limitations, and the available exemptions, and will address the issue of deductibility when and if circumstances continue to warrant the use of such exemptions.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. Mr. Dhillon's base salary for the fiscal year ended December 31, 1999 was $150,000. Mr. Dhillon's base salary was established in part by comparing the base salaries of chief executive officers at other companies of similar size. Mr. Dhillon's base salary was below the median of the base salary range for Presidents/Chief Executive Officers of comparative companies. Mr. Dhillon received 50,000 stock options and a $90,000 bonus for the fiscal year ended December 31, 1999.

                                      MEMBERS OF THE COMPENSATION COMMITTEE

                                      David W. Pidwell

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

                           SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning compensation of (i) each person that served as the Company's Chief Executive Officer during the last fiscal year of the Company, (ii) the four other most highly compensated executive officers of the Company whose aggregate cash compensation exceeded $100,000 during the year ended December 31, 1999, and (iii) up to two former executive officers of the Company who would have been one of the Company's four most highly compensated executive officers had such officer been serving as such at the end of the Company's last fiscal year (collectively, the "Named Executive Officers"):

                                                                         LONG-TERM
                                                                       COMPENSATION
                                                                       -------------
                                            ANNUAL COMPENSATION         SECURITIES
                                        ---------------------------     UNDERLYING        ALL OTHER
     NAME AND PRINCIPAL POSITION        YEAR   SALARY($)   BONUS($)    OPTIONS(#)(1)   COMPENSATION($)
     ---------------------------        ----   ---------   --------    -------------   ---------------
Gaurav S. Dhillon.....................  1999   $150,000    $ 90,000        50,000
  Chief Executive Officer,              1998    130,000      52,114(2)    100,000            --
  Secretary and Director
Diaz H. Nesamoney.....................  1999    150,000      90,000        50,000
  Chief Operating Officer               1998    130,000      52,114(2)    100,000            --
  and Director
Clive A. Harrison,....................  1999    150,000     345,528(3)     40,000
  Executive Vice President,             1998    140,000     109,942(4)     50,000            --
  Worldwide Sales
Craig L. Klosterman(5)................  1999    160,000      45,000            --
  Chief Financial Officer,              1998     60,317       7,446       225,000            --
  Senior Vice President

---------------
(1) Reflects pre-split share numbers.

(2) Excludes bonus amounts of $8,919 earned in 1997 and paid in 1998.

(3) Includes sales commissions of $300,528.

(4) Includes sales commissions earned in 1998 and excludes commissions of $34,010 and bonus amounts of $9,500, each earned in 1997 and paid in 1998.

(5) Mr. Klosterman commenced his employment with the Company on August 17, 1998 and terminated his employment on November 1, 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides certain information with respect to stock options granted to the Named Executive Officers during the fiscal year ended December 31, 1999. In addition, as required by the Securities and Exchange Commission rules, the table sets forth the potential realizable value over the term of the option (the period from the grant to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent the Company's estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock.

                                               INDIVIDUAL GRANTS                           POTENTIAL REALIZABLE
                        ---------------------------------------------------------------   VALUE AT ASSUMED ANNUAL
                           NUMBER OF         PERCENT OF                                     RATE OF STOCK PRICE
                           SECURITIES      TOTAL OPTIONS                                  APPRECIATION FOR OPTION
                           UNDERLYING        GRANTED TO        EXERCISE                            TERM
                            OPTIONS         EMPLOYEES IN      PRICE PER      EXPIRATION   -----------------------
         NAME           GRANTED(#)(1)(2)   FISCAL YEAR(3)   SHARE($/SH)(4)      DATE          5%          10%
         ----           ----------------   --------------   --------------   ----------   ----------   ----------
Gaurav S. Dhillon.....       50,000             2.4%            $10.75         2/5/09      $338,345     $857,433
Diaz H. Nesamoney.....       50,000             2.4%            $10.75         2/5/09       338,345      857,433
Clive A. Harrison.....       40,000             1.9%            $10.75         2/5/09       270,676      685,947
Craig L. Klosterman...           --              --                 --             --            --           --

---------------
(1) Reflects pre-split share numbers.

(2) Each of these options vests over four years, 25% after the end of the first year and 2.08% each month thereafter, and has a 10-year term.

(3) Based on a total of 2,082,973 options (pre-split shares) granted to employees of the Company in 1999, including the Named Executive Officers.

(4) The exercise price per share of options granted represented the fair market value of the underlying shares of Common Stock at the date the options were granted.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during fiscal year ending December 31, 1999, including the aggregate value of gains on the date of exercise. In addition, the table sets forth the number of shares covered by stock options as of December 31, 1999, and the value of "in-the-money" stock options, which represent the positive spread between the exercise price of a stock option and the market price of the shares subject to such option on December 31, 1999.

                                                                 NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                                                OPTIONS AT DECEMBER 31,           AT DECEMBER 31,
                                SHARES                                1999(#)(1)                    1999($)(3)
                             ACQUIRED ON         VALUE        ---------------------------   ---------------------------
           NAME             EXERCISE(#)(1)   REALIZED($)(2)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             --------------   --------------   -----------   -------------   -----------   -------------
Gaurav S. Dhillon.........          --                 --       145,833        104,167      $15,305,383    $10,327,117
Diaz H. Nesamoney.........          --                 --       145,833        104,167       15,305,383     10,327,117
Clive A. Harrison.........     188,124        $11,559,627        10,833         81,043        1,142,833      8,079,998
Craig L. Klosterman.......      55,500          3,726,750        19,499        150,001        1,947,560     14,982,099

---------------
(1) Reflects pre-split share numbers.

(2) The value realized upon the exercise of stock options represents the positive spread between the exercise price of stock options and the fair market of the shares subject to such options on the exercise date.

(3) Calculated by determining the difference between the fair market value of the securities underlying the option at December 31, 1999 ($106.38) per share) and the exercise price of the Named Executive Officers' respective options.

                            STOCK PERFORMANCE GRAPH

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the graph shall not be deemed to be incorporated by reference into any such filings

     The following graph compares the percentage change in the cumulative total stockholder return on the Company's Common Stock from April 28, 1999, the date of the Company's initial public offering, through the end of the Company's fiscal year ended December 31, 1999, with the percentage change in the
cumulative total return for the                Index and           Index. The
comparison assumes an investment of $100 on April 28, 1999 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stock performance shown on the graph below is not necessarily indicative of future price performance.

                                [GRAPH TO COME]

                             STOCKHOLDER PROPOSALS

     Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. For stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice therefor in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company, not
between             , 2000 and             , 2000. A stockholder's notice to the
Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

     Requirements for Stockholder Proposals to be Considered for Inclusion in the Company's Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of

1934, as amended (the "Exchange Act") and intended to be presented at the Company's 2000 annual meeting of stockholders must be received by the Company
not later than             , 2000 in order to be considered for inclusion in the
Company's proxy materials for that meeting.

                                 OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons, the Company believes that during the fiscal year ended December 31, 1999, all Reporting Persons complied with all applicable filing requirements, except one Form 4 filing covering an option and warrant exercise by David W. Pidwell, two Form 4 filings covering a sale and gift by Diaz H. Nesamoney, one Form 4 filing covering an option grant to Earl Fry and one Form 3 filing reporting the appointment of Earl Fry as Chief Financial Officer were inadvertently filed late.

OTHER MATTERS

     The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

     It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                          By Order of the Board of Directors,

                                          Gaurav S. Dhillon
                                          Chief Executive Officer, Secretary and
                                          Director

March   , 2000
Palo Alto, California

                          [FORM OF FRONT OF PROXY CARD]

                                                                           PROXY

                             INFORMATICA CORPORATION
                           3350 W. Bayshore Boulevard
                               Palo Alto, CA 94086

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING ON MAY 25, 2000.

         Gaurav S. Dhillon and Earl Fry, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Informatica Corporation (the "Company"), to be held on Thursday, May 25, 2000 at ________________________, Palo Alto, California, and any adjournment or postponement thereof.

         Election of one (1) Class I Director, two (2) Class II directors, and two (2) Class III directors (or if any nominee is not available for election, such substitute as the Board of Directors or the proxy holders may designate).
Nominees: VINCENT R. WORMS (CLASS I), DIAZ H. NESAMONEY AND A. BROOKE SEAWELL (CLASS II), AND GAURAV S. DHILLON AND DAVID W. PIDWELL (CLASS III).

                          [FORM OF BACK OF PROXY CARD]

         Please mark your choice like this [X] in blue or black ink.

                                                    MARK HERE FOR ADDRESS
                                                    CHANGE AND NOTE AT       [ ]
                                                    RIGHT

         Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all directors, and FOR proposals 2 and 3.

             -------------------------------------------------------

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
                 ELECTION OF DIRECTORS AND FOR PROPOSALS 2 AND 3

             -------------------------------------------------------

1.       Election of Directors (see reverse):

         [ ] FOR        [ ] WITHHELD

         FOR, except vote withheld from the following nominee(s):

         -------------------------------------------------------

         -------------------------------------------------------

2. Approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue from 100,000,000 shares to 200,000,000 shares.

                      [ ] FOR        [ ] AGAINST         [ ] ABSTAIN





3. To ratify and approve the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2000.


                      [ ] FOR        [ ] AGAINST         [ ] ABSTAIN



4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.


Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

   Signature                                         Date
             -------------------------------                -------------------

   Signature                                         Date
             -------------------------------                -------------------


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.